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                                                                   EXHIBIT 10.20

                            [MPOWER SOLUTIONS LOGO]

                                                              September 22, 1997

Ms. Lorine Sweeney
5462 S. Franklin Lane
Littleton, CO 80121

Dear Lorine:

        We are pleased to extend to you this to join MPOWER in a senior management role Following are the terms and conditions of our employment agreement.

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        TITLE                President & Chief Operating Officer

        BASE SALARY:         $175,000 per annum

        BONUS: For your first year of employment, you will receive a guaranteed bonus of $30,000, payable on the first anniversary of your employment with MPOWER. On a long-term basis you will help to develop and then participate in the Company's bonus program.

        EQUITY: You will participate in a stock option plain at an ownership level of 3% of currently outstanding shares of MPOWER after giving effect to currently anticipated stock re-pricing. In addition, it is agreed that MPOWER will make available to you additional performance driven options currently targeted at the 1% level. This incremental amount will be tied to/triggered by the achievement of certain criteria. These criteria will be mutually agreed to once you are on board, and are able to work with MPOWER's investors/management in delineating same. In terms of a vesting schedule, 25% of your total granted will vest in October 1998 upon the one-year anniversary date of your employment and thereafter will vest monthly over a 36-month period on a pro rata monthly basis for the remaining 75% of the total options grant. Should there be a change of ownership or control in MPOWER and/or an initial public offering, you will vest immediately in all outstanding shares of this initial options grant.
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                              MPOWER SOLUTIONS INC.

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                            [MPOWER SOLUTIONS LOGO]

Ms. Lorine Sweeney
September 22, 1997
Page 2

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        COMMUNICATIONS:      MPOWER will reimburse you for all reasonable travel
                             to and from Denver/Albuquerque until a final decision is made as to where MPOWER's headquarters will reside. The Company will reimburse you for your (or your husband's should be come to New
                             Mexico rather than you returning to Colorado) economy fare air travel each weekend;
                             transportation to and from Denver airport; a rental/leased vehicle for your use in Albuquerque and an apartment/hotel lodging during the week in New Mexico. It is expected that unless you spend the weekend in Albuquerque, you will travel to MPOWER Monday morning and return to Denver Friday afternoon.


        BENEFITS:            You will be eligible to participate in MPOWER's
                             benefit plan. These benefits include a medical plan, five weeks of paid vacation on and holidays, life insurance, long-term disability, sick leave, and a 401k savings plan. Your health benefits will become effective November 1, 1997. We will however, cover your COBRA costs for a one month period. Most of these benefits are fully paid and some are contributions by you. Please note that the benefits are subject to modification at any time and that any benefit may be increased, decreased, changed or possibly eliminated in the future.

        START DATE:          On or about 6, 1997. It is hoped that you will be
                             able to represent the Company at the upcoming MGMA meeting in Washington DC that week.

        MPOWER POLICY:       I realize your original draft did not include the
                             following verbiage, but it is standard text for all offer letters.

                             This offer is contingent upon your execution of this letter and the attached Employee Agreement. I know that you will appreciate the business considerations behind such an agreement, which you should read carefully before signing.

                             The position is offered to you as a regular, exempt
                             employee on an at-will basis. By signing this
                             letter, you authorize MPOWER, to the extent
                             permitted by law, to deduct from final wages or
                             other monies due you at termination, any financial
                             obligations that you owe MPOWER. This offer is
                             subject to a satisfactory check of references,
                             academic credentials, professorial designations
                             and, if appropriate, supplemental security checks.
                             In addition, this offer is contingent upon
                             compliance with the Immigration Reform and Control
                             Act of 1986, in essence, the act requires you to
                             establish your identity and employment eligibility,
                             You will receive a performance evaluation after the
                             completion of your 90 day orientation period and
                             semi-annually, thereafter.
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                            [MPOWER SOLUTIONS LOGO]

Ms. Lorine Sweeney
September 22, 1997
Page 3

Lorine, we look forward to having you join the MPOWER senior management team. If you have any questions, please do not hesitate to contact Larry Ross or me directly. Please signify your understanding of these terms and acceptance of this offer by signing below and returning one copy of this letter to my attention at MPOWER.

                                Sincerely,

                                /s/ WILLIAM F. REILLY  By: [Signature Illegible]
                                ------------------------------------------------
                                William F. Reilly
                                Chairman & CEO

I have read and agree to the terms
as stated above and I accept the
above offer of employment.



/s/ LORINE SWEENEY               9/24/97
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Lorine Sweeney                    Date